Exhibit 32

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Monolithic System Technology, Inc. (the “Company”) for the quarterly period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Chester J. Silvestri, Chief Executive Officer of the Company and Mark Voll, Vice President, Finance and Administration, Secretary and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Chester J. Silvestri
Chester J. Silvestri
Chief Executive Officer
November 8, 2005

/s/ Mark Voll
Mark Voll
Vice President of Finance and
Administration, Secretary and Chief Financial Officer
November 8, 2005

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.